AMENDMENT NO. 2 TO
                              EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement ("Amendment") is made as of this first day of January, 1997 by and between CUC International Inc. (the "Company") and Cosmo Corigliano ("Executive").

1. The Employment Agreement between the Company and Executive dated as of February 1, 1994, as amended by agreement dated February 21, 1996 (as so amended, the "Employment Agreement") is hereby amended so that Section VIII, Paragraphs A and B thereof shall read as follows:

         A. The Executive's employment may be terminated by the Company at any time Without Cause or for Cause upon thirty (30) days' notice to the Executive. If the Executive's employment terminates due to either a Without Cause Termination or a Constructive Discharge, as defined in this Section below, the Company shall pay the Executive (or his surviving spouse, estate or personal representative, as applicable) his Base Salary as in effect at the time of the termination for a period of twenty-four (24) months following such termination. Such amount shall be payable as provided in Section IV.A hereof. Earned but unpaid Base Salary and earned but unpaid incentive compensation awards will be paid in a lump sum at the time of such termination. The benefits and perquisites described in this Agreement will be continued for twenty-four (24) months. In the event of any such Without Cause Termination or Constructive Discharge, any unvested stock options held by the Executive which would have vested during the twenty-four (24) months following such termination, shall continue to vest in accordance with the respective terms of the applicable stock option agreements pursuant to which such options were granted, notwithstanding anything to the contrary in any such stock option agreements.

     The Executive shall not be required to mitigate the amount of any payment provided for hereunder by seeking other employment or otherwise, nor shall the amount of any such payment be reduced by any compensation earned by the Executive as the result of employment by another employer after the date the Executive's employment hereunder terminates.

         B. If the Executive resigns (unless the Executive resigns pursuant to a Constructive Discharge) or the Executive's employment terminates due to a Termination for Cause, as defined in this Section below, earned but unpaid Base Salary and any earned but unpaid incentive compensation will be paid to the Executive in a lump sum within sixty (60) days of such termination. No other payments will be made or benefits or perquisites provided by the Company.

2. Section XI of the Employment Agreement shall be amended to read as follow:

         A. In the event there is a Change in Control, as defined below, any and all unvested stock options held by the Executive shall immediately upon such Change in Control be deemed fully vested and shall remain exercisable until the applicable expiration dates contained in the applicable stock option agreements pursuant to which such stock options were granted, whether or not the Executive's employment is terminated.

         B. A "Change in Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 51% or more of the outstanding voting securities of the Company, (ii) the Company or any subsidiary thereof shall be merged with or into or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly-owned subsidiary, (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, as amended, shall acquire 51% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) or (v) any other event shall take place that a majority of the Board of Directors of the Company, in its sole discretion, shall determine constitutes a "Change in Control" for the purposes hereof. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934, as amended.

3. Except as may be expressly set forth herein to the contrary, the Employment Agreement remains unmodified and all other terms and conditions thereof shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first written above.

                                                CUC INTERNATIONAL INC.


                                                By:
---------------------------                        ----------------------------
     Cosmo Corigliano                                   E. Kirk Shelton